Exhibit 99.1

Contacts:

At Cambridge Heart:	Media:	Investor Relations:
Vincenzo LiCausi	KOGS Communication	Allen & Caron
Chief Financial Officer	Edna Kaplan	Matt H. Clawson
(978) 654-7600 x 6645	(781) 639-1910	(949) 474-4300
vincenzol@cambridgeheart.com	kaplan@kogspr.com	matt@allencaron.com

CAMBRIDGE HEART REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

MTWA Module Product Launch and Key Reimbursement Change Provide Commercial Catalysts for 2H 2010

Tewksbury, Mass., August 16, 2010 – Cambridge Heart, Inc. (OTCBB: CAMH), today reported results for the three and six months ended June 30, 2010. Full financial statements and corresponding commentary can be found in the Company’s Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on August 16, 2010. The following financial and strategic milestones highlight the second quarter:

•

Revenue – Sales for the second quarter remained steady at $654,000, compared to $658,000 in the first quarter of 2010. The Company believes the uncertainty around certain global reductions in reimbursement continued to negatively affect physician purchasing decisions.

In July 2010, the Centers for Medicare and Medicaid Services (CMS) updated the reimbursement as a result of legislation signed into law on June 25, 2010 effective through November 30, 2010. The legislation provided for a 2.2% update to the 2010 Medicare Physician Fee Schedule.

•

Distribution Update – In April 2010, the Company received clearance from the U.S. Food and Drug Administration (FDA) to begin marketing its Microvolt T-Wave Alternans (MTWA) OEM module. The Company expects that the MTWA Module will be launched through its distribution partner, Cardiac Science, Inc., in late September 2010. The Company also signed two agreements for the distribution of its HearTwave II system in Japan and Mexico.

In April 2010, pursuant to a non-exclusive distribution agreement with Fukuda Denshi Co LTD, the Japanese regulatory authorities cleared the HearTwave II to be marketed in Japan. Fukuda Denshi is a leading manufacturer and marketer of a wide range of medical equipment centering on cardiovascular and respiratory systems in Japan. Previously, the Company’s distribution arrangement with Fukuda Denshi was limited to distribution of the CH2000 Cardiac Stress Test System and the first generation HearTwave System.

In August 2010, the Company entered into an exclusive distribution agreement with MAYERICK S.A. DE C.V. to market the HearTwave II System in Mexico, upon approval by Mexican regulatory authorities. MAYERICK is a leading Mexican importer and marketer of medical equipment.

•

Reimbursement Change – Effective July 2010, CMS allows full reimbursement for both a MTWA test and a stress test when both tests are performed during the same patient visit. The CMS update removes a previous restriction that substantially limited reimbursement when a patient underwent an MTWA test on the same day as the patient underwent a standard cardiac stress test, echocardiography stress test, nuclear cardiac stress test, or pulmonary stress test. The reimbursement modification allows physicians, for appropriate patients, to provide a more comprehensive cardiac assessment during a single patient visit by adding a measure of Sudden Cardiac Arrest (SCA) risk to the traditional stress work-up and receive full reimbursement for both tests.

•

Financing Activity – In May 2010, the Company exercised its right to call all previously unexercised five-year warrants to purchase shares of the Company’s common stock issued to investors in connection with the Series D financing (the “Long-Term Warrants”). On or before June 4, 2010, all of the Long-Term Warrants were exercised, generating aggregate proceeds of $962,000, and resulted in the issuance of 6,775,611 shares of common stock. In addition, certain of these investors also exercised their Short-Term Warrants, generating additional aggregate proceeds of $457,000, and resulting in the issuance of 4,268,294 shares of common stock. Further, additional Short-Term Warrants to purchase 7,024,392 shares of common stock at $0.107, which would generate proceeds of $752,000, remain outstanding and expire on December 23, 2010.

•

Clinical Update – In July 2010, the first patients were enrolled in our MTWA-CAD study (Evaluation of Microvolt T-Wave Alternans Testing for the Detection of Active Ischemia in Patients with Known or Suspected Coronary Artery Disease). The study is designed to determine if the Company’s MTWA testing can enhance current diagnostic methods for detecting ischemia in patients with underlying coronary artery disease. Ischemia is defined as inadequate blood supply to the coronary arteries, which can lead to myocardial infarction or what is commonly referred to as a “heart attack.” The MTWA-CAD trial is a pilot study expected to enroll up to 200 patients. The Company estimates that the enrollments will be completed by mid-2011.

Commenting on the results of the quarter and recent events, Cambridge Heart CEO Ali Haghighi-Mood said, “In the second quarter, we achieved several key milestones necessary for the success of the new strategy we announced last year. These milestones include the completion of the OEM module, receiving FDA clearance, and most recently the ability for physicians to receive full reimbursement for MTWA testing when performed during the same patient visit when certain other stress tests are performed. We are very pleased with the pace of the progress, and we’re looking forward to the release of the OEM product later in September as the next major milestone in bringing our MTWA technology to the market.”

Financial Results for the Three and Six Months ended June 30, 2010

Total revenue for the second quarter ended June 30, 2010 was $654,000, a decrease of 18% from total revenue of $793,000 reported during the same period of 2009. The revenue compared to the 2009 period was adversely impacted by ongoing weakness in the sales of medical equipment in general, our limited scope of distribution, and the continued uncertainty around certain reductions in reimbursement. During the first half of 2010, finalization of the reimbursement calculation for 2010 was postponed multiple times. Temporary fixes were instituted to maintain the conversion factor of the reimbursement calculation at the 2009 level, the last of which was through June 1, 2010. This uncertainty, and the related cash flow impact on physician practices, was a major factor in the revenue decline during the period. In July 2010, CMS issued a revised Medicare Physician Fee Schedule (MPFS) reflecting all changes in the July Update and a change in the conversion factor as a result of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, which was signed into law on June 25, 2010. This legislation provides for a 2.2 percent increase to the 2010 MPFS, effective for dates of service June 1, 2010 through November 30, 2010.

Cost of sales for the second quarter of 2010 was $431,000 (which includes a $22,000 charge to reserve for potentially excess inventory) compared to $463,000 in the same period in 2009. Gross profit, as a percent of revenue, for the three months ended June 30, 2009 and 2010, was 42% and 34%, respectively. The reserve is based on the uncertainty that the Company will realize the full value of the existing inventory over the next 12 months. The inventory was built up in order to satisfy our contractual obligations under the former co-marketing agreement with St. Jude Medical.

Selling, general and administrative expenses for the second quarter of 2010 were $1,435,000, a decrease of $583,000, or 29%, compared to $2,018,000 in the second quarter of 2009. The decrease in SG&A expense is primarily driven by the reduction in headcount in early 2009, lower consultative and advisory expenses, lower non-cash compensation due to the full vesting of certain previously issued stock option and restricted stock awards, and lower variable selling expenses as a result of lower sales of commissionable products in the U.S.

The operating loss for the second quarter of 2010 was $1,367,000, compared to an operating loss of $1,780,000 for the same period last year. Included in the operating loss for the second quarter of 2010 was $203,000 of non-cash stock-based compensation expense and a $22,000 provision for potentially excess inventory. The net loss for the quarter was $1,371,000 or $0.02 per share, compared to a net loss of $1,779,000, or $0.03 per share, in the comparable 2009 period.

For the six months ended June 30, 2010, total revenue was $1,312,000, a decrease of $317,000, or 19%, compared to total revenue of $1,629,000 for the same period in 2009. Selling, general and administrative expenses for the six month period in 2010 were $2,886,000 compared to $4,451,000 in 2009. The operating loss for the six month period ended June 30, 2010 of $2,818,000, which included a $124,000 inventory reserve, decreased $1,126,000 compared to an operating loss of $3,944,000, for the same period in the prior year. The operating loss for the six month period ended June 30, 2010 included $597,000 in non-cash stock based compensation expense compared to $1,010,000 for the six month period ended June 30, 2009. The net loss for the six month period ended June 30, 2010 was $2,822,000, or $0.04 per share, compared to a net loss of $3,934,000, or $0.06 per share, during 2009.

Cost of sales for the six months ended June 30, 2010 was $941,000 (which includes a $124,000 charge to reserve for potentially excess inventory) compared to $956,000 in the same period in 2009. Gross margin as a percent of revenue for the six months ended June 30, 2010 was 28% compared to 41% in 2009. This decrease in gross margin is primarily attributable to the $124,000 inventory reserve provision, recorded in the first six months ended June 30, 2010, in connection with inventory built up to satisfy our contractual obligations under the arrangement with St. Jude Medical. The reserve is based on the uncertainty that the Company will realize the full value of the existing inventory over the next 12 months.

The Company ended the second quarter with unrestricted cash and cash equivalents of $2,442,000. The cash used by operations was $2,147,000 for the six months ended June 30, 2010. The Company believes that the existing resources and currently projected financial results, which include sales of the MTWA Module and Micro-V Alternans Sensors to Cardiac Science, are sufficient to fund operations through December 31, 2010. The projections do not include the potential additional proceeds of up to $752,000, $0.107 per share, from the exercise of the previously unexercised Short-Term Warrants that were issued in connection with the Series D Private Placement, which expire on December 23, 2010. In the event the remaining outstanding Short-Term Warrants are exercised, the Company believes it would have sufficient resources to fund its operations through March 31, 2011.

The Company currently has a total of 102.7 million shares of common stock and common stock equivalents issued and outstanding, including the effect of converting the Series C-1 preferred stock and the Series D preferred stock into shares of common stock. In addition, there are options and warrants outstanding to purchase 16.9 million shares of common stock, bringing the fully diluted share count to 119.7 million shares of common stock.

Questions can be directed to the Company’s management or its investor relations firm at the contact numbers noted above.

About Cambridge Heart, Inc.

Cambridge Heart develops and commercializes non-invasive diagnostic tests for cardiac disease, with a focus on identifying those at risk for sudden cardiac arrest (SCA). The Company’s products incorporate proprietary Microvolt T-Wave Alternans™ measurement technologies, including the patented Analytic Spectral Method® and ultrasensitive disposable electrode sensors. The Company’s MTWA test, originally based on research conducted at the Massachusetts Institute of Technology, is reimbursed by Medicare under its National Coverage Policy.

Cambridge Heart, founded in 1990, is based in Tewksbury, MA. It is traded on the Over-The-Counter Bulletin Board (OTCBB) under the symbol CAMH.OB. http://www.cambridgeheart.com.

Statements contained in this press release that are not purely historical are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as “believes”, “expects”, “anticipates”, “plans”, “estimates”, “could”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements about the Company’s expected launch of the MTWA Module, the expected enrollment period for the Company’s MTWA-CAD study, and the Company’s belief that existing resources and currently projected financial results are sufficient to fund operations through December 31, 2010. Actual results may differ materially from those indicated by these forward-looking statements. Material deviations from our current operating plan, including a delay in launching the MTWA Module with Cardiac Science, lower than expected sales to Cardiac Science and lower than expected sales of our Heartwave II System may cause or contribute to such differences. Other factors that may cause or contribute to such differences include failure to achieve broad market acceptance of the Company’s MTWA technology, failure of our sales and marketing organization to market our products effectively, inability to hire and retain qualified clinical applications specialists in the Company’s target markets, failure to obtain or maintain adequate levels of first-party reimbursement for use of the Company’s MTWA test, customer delays in making final buying decisions, decreased demand for the Company’s products, failure to obtain funding necessary to fund operations and to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

-Financial information follows-

Cambridge Heart, Inc.

Financial Highlights

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Operations

Revenue	$793,090	$653,577	$1,628,612	$1,311,888

Cost of goods sold	462,691	430,914	955,501	940,539

Gross profit	$330,399	$222,663	$673,111	$371,349

Costs and expenses
Research and development	92,239	154,822	166,687	303,217
Selling, general and administrative	2,017,825	1,435,026	4,450,779	2,885,655

Total operating expenses	$2,110,064	$1,589,848	$4,617,466	$3,188,872

Loss from operations	$(1,779,665)	$(1,367,185)	$(3,944,355)	$(2,817,523)

Interest income	2,304	89	13,696	147
Interest expense	(1,834)	(3,919)	(3,601)	(5,112)

Net loss	$(1,779,195)	$(1,371,015)	$(3,934,260)	$(2,822,488)

Net loss per common share - basic and diluted	$(0.03)	$(0.02)	$(0.06)	$(0.04)

Weighted average shares outstanding - basic and diluted	64,543,021	69,662,605	64,543,021	67,717,605

	December 31, 2009	June 30, 2010
	(unaudited)	(unaudited)

Balance Sheet

Assets
Cash and cash equivalents	$3,159,468	$2,441,750
Restricted cash, current portion	100,000	100,000
Accounts receivable, net	458,887	452,632
Inventory, net	1,152,620	889,404
Other prepaid assets	118,312	94,152

Total current assets	4,989,287	3,977,938

Fixed assets, net	239,970	220,348
Restricted cash, net current portion	400,000	300,000
Other assets	42,655	53,906

Total assets	$5,671,912	$4,552,192

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$1,500,431	$1,166,562
Current portion of capital lease obligation	13,571	4,334

Total current liabilities	1,514,002	1,170,896
Capital lease obligation, net of current portion	13,551	31,388

Total liabilities	1,527,553	1,202,284

Convertible preferred stock	12,870,613	12,870,613

Stockholders’ deficit
Common stock	64,905	75,970
Additional paid-in-capital	87,201,360	89,218,332
Accumulated deficit	(95,992,519)	(98,815,007)

Total stockholders’ deficit	(8,726,254)	(9,520,705)

Total liabilities and stockholders’ deficit	$5,671,912	$4,552,192

###